OPPENHEIMER EQUITY INCOME FUND, INC. – EXHIBIT 77C

SPECIAL SHAREHOLDER MEETING (Unaudited)

On June 21, 2013, a shareholder meeting of Oppenheimer Equity Income Fund, Inc. (the “Fund”) was held at which the twelve Trustees identified below were elected to the Fund (Proposal No. 1).  At the meeting the sub-proposals below (Proposal No. 2 (including certain of its sub-proposals)) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) were approved as described in the Fund’s proxy statement dated April 12, 2013.  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld

Trustees

Brian F. Wruble                                           73,698,351                                2,341,076
David K. Downes                                        73,623,030                                2,416,397
Matthew P. Fink                                          73,642,283                                2,397,144
Edmund Giambastiani, Jr.                           73,651,151                                2,388,276
Phillip A. Griffiths                                        73,641,048                                2,398,379
Mary F. Miller                                              73,644,175                                2,395,252
Joel W. Motley                                            73,727,443                                2,311,984
Joanne Pace                                                 73,711,125                                2,328,302
Mary Ann Tynan                                        73,706,658                                2,332,769
Joseph M. Wikler                                        73,639,724                                2,399,703
Peter I. Wold                                                73,718,160                                2,321,268
William F. Glavin, Jr.                                   73,665,435                                2,373,992

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain
52,353,413                             2,558,867                                2,691,100

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain
52,495,128                              2,412,960                                2,695,294

2c-1:  Proposal to remove the fundamental policy relating to diversification of investments
For                              Against                                Abstain
52,149,095                              2,711,282                                2,743,013

2d:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain
52,116,387                              2,579,643                                2,907,356

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                              Against                                Abstain
52,358,067                              2,396,689                                2,848,627

2f:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain
52,298,232                              2,428,670                                2,876,480

2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                              Against                                Abstain
52,211,007                              2,542,241                                2,850,134

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain
52,917,125                              1,974,220                                2,712,046

On August 2, 2013, following an adjournment from a shareholder meeting held on June 21, 2013, a meeting of the Fund was held at which the sub-proposal below (Proposal No. 2r) was approved as described in the Fund’s Proxy Statement.   The following is a report of the votes cast:

2r:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                              Against                                Abstain
55,807,453                              5,620,124                                5,902,351